UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant   [X]

Filed by a party other than the registrant   [ ]

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                             Americabilia.com, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
        Common
(2)  Aggregate number of securities to which transaction applies:
        23,300,000
(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $.02 per share-Market price on date of acquisition
(4) Proposed maximum aggregate value of transaction:
        $466,000
(5)  Total fee paid:
        $93.20
[ ] Fee paid previously with Preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.

     (3)   Filing Party:

     (4)   Date Filed:

           October 10, 2002

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             Armericabilia.com, Inc.
                          5720 South Arville Suite 114
                               Las Vegas, NV 89118
                    Phone: (702) 220-6581 Fax: (702) 220-6583

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

GENERAL INFORMATION

     This information is being provided to the shareholders of Americabilia.com, Inc. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing (1) an amendment to our Articles of Incorporation increasing the authorized common shares of the corporation to 300,000,000 and adding 10,000,000 Class A common Preferred shares and 5,000,000 Class B preferred shares, and (2) Authorizing the acquisition of Crystalix USA Group, Inc. for 23,300,000 shares of common stock and the issuance of such stock, and
(3) authorizing a technology license agreement with Crystalix Technology, Inc. and the issuance of 7,000,000 Class A preferred shares with 10 to 1 voting and conversion rights in accord with that agreement. The shareholders holding shares representing 62.2% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.

     The Company's Board of Directors approved this action on October 4, 2002, and recommended that the Articles of Incorporation be amended in order to effectuate the increase in common share capital and that the acquisition and license agreements be approved and the stock issued therefore. The Amendment to the Articles of Incorporation is included as an exhibit.

     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 607.0704 of the Florida Statutes, (the "Florida Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section
607.1003 of the Florida Law, a majority of the Votes entitled to be cast on the amendment by any voting group is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     The date on which this Information Statement was first sent to the shareholders is on, or about October __, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was October 4, 2002, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 6,669,192 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the shareholders.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

     The following Table sets forth the Common Stock ownership information as of October 4, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Table 1. Beneficial Ownership (a)

                                  Shares Beneficially Owned     Percent of Class
                                  -------------------------     ----------------
Gary Moore(1)(2)                          559,000                     8.2%
Dana Moore(2)                             120,000                     1.8%
David F. Moore(2)                         331,000                     4.9%
Keith Velittle(2)                         140,000                     1.8%
Dalton Conners(2)                          46,900                     0.7%
Joseph P. Flynn(2)                         50,000                     0.7%
Pam Avers Trust(2)                         50,000                     0.7%
Richard Hooton(2)                         330,000                     4.9%
Paul Heroy(2)                             345,000                     5.1%
Terry A. Cartwright(2)                    330,000                     4.9%
Stanley Cartwright(2)                     330,000                     4.9%
Dixie Cartwright(2)                       125,000                     1.8%
Henry E. Cartwright(2)                    500,000                     7.9%
Key Investment Corp(2)                    100,000                     1.4%
Gene Cartwright(2)                         70,000                     1.0%
Stacey and Tom Heroy(2)                   155,000                     1.9%
John and Tina Plfughoft                   331,000                     4.9%

(1) Director and Officer
(2) Consenting shareholder

PURPOSE AND EFFECT ON INCREASE NUMBER OF AUTHORIZED SHARES AND ADDING PREFERRED

     The board of directors believes by increasing the number of authorized shares it will give the company added flexibility to enhance its capitalization.

     In making this decision, the board of directors was principally influenced by the need that at sometime in the future, the Company may need to seek additional equity capital in order to expand its operations. In addition such shares could be used for acquisitions beneficial to the Company. The additional number of authorized shares will give the Company added flexibility to utilize these common shares to help it finance and capitalize the Company.

     Given these considerations, the board of directors has decided that its would be in the best interests of the Company and its stockholders for the Company to:

     a) increase its $0.001 par value, authorized common shares to three hundred million (300,000,000) Shares of Common Stock;

     b)   add 10,000,000 shares of $0.001 par value, authorized Class A
          Preferred;

     c) add 5,000,000 shares of $.001 par value, authorized Class B Preferred. (See Exhibit 3(1))

PURPOSE AND EFFECT OF APPROVAL OF ACQUISITION AND LICENSE AGREEMENT AND ISSUANCE OF SHARES THEREUNDER.

The Board of Directors believes that the acquisition of Crystalix USA Group, Inc. and the license agreement with Crystalix Technology, Inc. will enhance shareholder value and increase revenue and profitability.

     The Objective of Crystalix USA Group, Inc. is to become a market leader in 3 dimensional subsurface engraving for the gift industry and to cater this new invention to a variety of potential markets such as logo recognition and corporate markets, wedding industries, award and trophy industries and introduce this new medium to the photo and picture industries of the world.

     3-D logo imaging is relatively new but has never been mass produced before. Supply and production capability of a few world wide manufacturers is limited with long lead times involved. With the highly advanced mass production capability of Crystalix, the presence of 3-D logo recognition in the corporate market will grow exponentially in the months to come and certainly throughout the globe.

     The company also manufactures sub-engraving laser systems. In the USA market, these are leased instead of outright ownership because of patent rights involved. The leasing program guarantees full technical or year round technical support as well as research and development to upgrade the system.

     The immediate future is both fascinating and exciting as Crystalix will tap into markets such as accessories, a line of personalized zodiac signs, objects are on the drawing table and a major contract of intellectual property giving the company access to over 300 personalities and celebrities will distinguish the company even more in the merchandise and memorabilia markets.

     In full development as well is LaserMark3 allowing for a bigger laser-field of operation and optimum resolution. This next generation laser system will also be air cooled instead of water cooled with will significantly reduce the size of the unit.

     The LaserPro1 high capacity production unit will allow us to manufacture over 1,500 laser etched images daily, opening up an enormous potential for corporate applications. Production on the LaserPro is scheduled to start November 1, 2002.

     Crystalix Technology, Inc. holds the intellectual property rights utilized by Crystalix USA Group, Inc.

Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to:

     (a) approve the acquisition agreement with Crystalix USA Group, Inc. and issue the 23,300,000 shares required to be exchanged thereunder.

     (b) approve the technology license agreement with Crystalix Technology, Inc. and issue the 7,000,000 shares of Class A Preferred stock to be paid thereunder for such license.

PURPOSE AND EFFECT OF ELECTION OF NEW BOARD OF DIRECTORS

The Board of Directors believes it would be beneficial to elect new directors more in accord with the Company's new business plan. The proposed directors are:

Rainer Eissing: CEO/Director: The developer of the 3-D software and the laser unit. A physics and electronics graduate, Mr. Eissing has spent many years as consultant to electronics manufacturers. He spent 3 years in Berlin, Germany as head of a team of 12 expert engineers developing a new multipurpose plotting and routing machine. Mr. Eissing is the owner of several patents and recognition awards; plays over 5 musical instruments, is fluent in German and English, he is 44 years old, married and has 2 children. Mr. Eissing continues to develop ground-breaking technologies which will keep Crystalix as the leader in it's field of activities.

Armin Van Damme: President/Director: A marketing graduate, Mr. Van Damme has 21 years experience in retail and wholesale activities within the USA, Asia and European markets. Mr. Van Damme has been instrumental in the initial success of Crystalix, enabling the company to expand rapidly all over the USA. His vision to take Dr. Eissing's concept and turn it into a business success has led Crystalix to the point where it will become a major player in the gift industry. Mr. Van Damme is fluent in English, German & Dutch; he is 43 years old, married and has 2 children. Mr. Van Damme was a successful professional boxer and was the Thai Boxing European Champion in 1988. Part of his interests have been in the entertainment industry and where he worked as choreographer in certain Hollywood blockbusters.

Othmar Van Dam: Executive Vice President/Director: An business graduate, Mr. Van Dam has over 15 years experience in business ventures involving manufacturing overseas. Mr. Van Dam has taken over all negotiations with prospective sub-licensees with his exceptional flair in contract negotiations. He has also been the major force behind the Company's efforts to expand into Europe and the Middle East and its intentions to go public on NASDAQ. He is fluent in English, German & Dutch, he is 39 years old, married and has 4 children.

Marc Janssens: Secretary/Treasurer/Director: An arts and advertising graduate, Mr Janssens has over 20 years experience in sales and advertising field where he has worked for industry leaders such as McCann Erickson, Saatchi & Saatchi Europe with account achievements such as BMW, Van Heusen Fashions and Procter & Gamble. Mr. Janssens has been instrumental in the ongoing successful negotiations with Disney Corporation, Starboard Cruise Services and other major contracts. He is fluent in English, French, Spanish, German & Dutch, he is 45 years old.

Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to elect Ranier Eissing, Armin Van Damme, Othmar Van Dam and Marc Janssens to the new board of directors.

CONCLUSION

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendment, acquisition, license agreement and new Board of Directors. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                        For the Board of Directors of
Date: October 10, 2002                  Americabilia.com, Inc.


                                        /s/ Armin Van Damme
                                        ----------------------------------------
                                        By: Armin Van Damme
                                        Title: President/Director